GLOBANT GROUP
Parent Company: Globant S.A. (Lux)
1st Level Subsidiaries
ITO Holdings S.à r.l.	Luxembourg	100%	Globant S.A. (Lux)
RW Holdings S.à r.l.	Luxembourg	100%	Globant S.A. (Lux)
Globant S.A.	Spain	12.50%	RW Holdings S.à r.l.
		23.87%	ITO Holdings S.à r.l.
		63.63%	Globant S.A. (Lux)
2nd Level Subsidiaries
Globant LLC	U.S.A.	100%	Globant S.A. (Spain)
Software Product Creation SL	Spain	100%	Globant S.A. (Spain)
Sistemas UK Ltd.	England & Wales	100%	Globant S.A. (Spain)
Sistemas Globales Uruguay S.A.	Uruguay	100%	Globant S.A. (Spain)
Sistemas Globales Chile Asesorías Ltda.	Chile	95%	Globant S.A. (Spain)
		5%	Software Product Creation SL
Sistemas Colombia S.A.S.	Colombia	99.99%	Globant S.A. (Spain)
		0.01%	Software Product Creation SL
Globant Brasil Paricipacoes Ltda.	Brasil	99.99%	Globant S.A. (Spain)
		0.01%	Software Product Creation SL
4.0 S.R.L.	Argentina	99.99%	Globant S.A. (Spain)
		0.01%	Software Product Creation SL
Sistemas Globales Buenos Aires S.R.L.	Argentina	99.99%	Globant S.A. (Spain)
		0.01%	Software Product Creation SL
Global Systems Outsourcing SRL de CV	México	99.96%	Globant S.A. (Spain)
		0.04%	4.0 S.R.L.
3rd Level Subsidiaries
Terraforum Consultoria Ltda	Brasil	99.99%	Globant Brasil Paricipacoes Ltda.
		0.01%	Software Product Creation SL
Iafh Global S.A.	Argentina	95%	Sistemas Globales Buenos Aires S.R.L.
		5%	4.0 S.R.L.
Sistemas Globales S.A.	Argentina	95%	Sistemas Globales Buenos Aires S.R.L.
		5%	4.0 S.R.L.
Globers S.A.	Argentina	95%	Sistemas Globales Buenos Aires S.R.L.
		5%	4.0 S.R.L.